SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Growth and Income Fund II -- Class A Shares
Fiscal period ending: November 30, 1995
Inception Date: 1/5/95

TOTAL RETURN

Formula  --  Cumulative Total Return:                   ERV =
P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000
$1,000 $1,000

ERV =  Ending Redeemable Value   N/A       N/A          $1,231

T   =  Cumulative
       Total Return              N/A       N/A          23.11%

*  Life of the Fund if less than 10 years.

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $617,661

Expenses                         $305,809

Reimbursement                    --

Average shares                   21,800,258

NAV                              $11.01

Sales Charge                     5.75%

POP                              $11.65

Yield at POP                     1.47%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Growth and Income Fund II -- Class B Shares
Fiscal period ending:  November 30, 1995
Inception date (if less than 10 years of performance): 1/5/95


TOTAL RETURN

Formula  --  Cumulative Total Return:        ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        N/A         N/A       $1,000

ERV =  Ending Redeemable Value   N/A         N/A       $1,247

T   =  Cumulative
       Total Return              N/A         N/A       24.72%*

                   *Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $626,972

Expenses                         $460,345

Reimbursement                    --

Average shares                   22,228,799

NAV                              $10.96

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     0.82%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Growth and Income Fund II -- Class M Shares
Fiscal period ending:  November 30, 1995
Inception date (if less than 10 years of performance):  1/5/95


TOTAL RETURN

Formula  --  Cumulative Total Return:      ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000

ERV =  Ending Redeemable Value   N/A       N/A          $1,255

T   =  Cumulative Total Return   N/A       N/A          25.48%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $82,411

Expenses                         $53,970

Reimbursement                    --

Average shares                   2,916,887

NAV                              $10.98

Sales Charge                     3.25%

POP                              $11.38

Yield at POP                     7.40%